Exhibit 5.2

[Letterhead of Page, Scrantom, Sprouse, Tucker & Ford, P.C.]

August 13, 2010

Carmike Cinemas, Inc.

1301 First Avenue

Columbus, GA 31901

RE:	Carmike Cinema Inc.’s (“Carmike”) filing of its registration statement on Form S-3 (No. 333-167383) (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) to register the offer and sale, from time to time, of securities, including debt securities of Carmike (“Debt Securities”) and guarantees thereof by Carmike’s subsidiaries, including Eastwynn Theatres, Inc. (the “Guarantee”)

Ladies and Gentlemen:

As counsel for Eastwynn Theatres, Inc., a corporation organized and existing under the laws of the State of Alabama (the “Company”), in connection with captioned matter, we have examined originals, or photostatic or certified copies, of:

(a)	the Company’s Articles of Amendment and Restatement of the Articles of Incorporation, effective as of January 31, 2002, and filed with the Judge of Probate, Montgomery County, Alabama, as amended by those certain Articles of Correction to the Articles of Amendment and Restatement of the Articles of Incorporation of Eastwynn Theatres, Inc., effective as of February 3, 2004 filed with the Judge of Probate, Montgomery County, Alabama.

(b)	the Company’s Amended and Restated Bylaws.

(c)	the Unanimous Written Consent of the Board of Directors of Eastwynn Theatres, Inc., dated June 4, 2010, authorizing the execution and filing of the Registration Statement with the SEC and execution of the Guarantee.

August 13, 2010

(d)	Such other documents, records and certificates of public officials, of the Company and of officers of the Company as we have deemed necessary and relevant for the opinions set forth herein (the documents set forth in subparagraphs (a), (b), (c) and (d) hereinafter referred to as the “Company Documents”).

In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents. Our opinions assume that each of the parties (other than the Company) to each particular Company Document we reviewed in our examination has the power and legal capacity to execute said Company Document, has duly executed said Company Document, and that such document is legal, valid and binding and enforceable against such other party.

Based upon our examination and relying on statements of fact contained in the documents that we have examined it is my opinion that:

(a) Eastwynn Theatres, Inc. is a corporation existing and in good standing under the laws of the State of Alabama and has all requisite power and authority to enable it to execute, deliver and perform its Guarantee;

(b) such execution, delivery and performance will not violate or conflict with any law, rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to the Company or its properties; and

(c) the Guarantees of Eastwynn Theatres, Inc. will, assuming due execution thereof by the Company, constitute a valid and binding obligation of the Company under the laws of the State of Alabama.

This opinion is, as to the binding effect and enforceability of the aforesaid Company Documents, subject to (i) bankruptcy, fraudulent transfer, moratorium, insolvency, reorganization, or other laws affecting the enforcement of creditors’ rights, (ii) limitations imposed by general principles of equity upon specific enforcement, injunctive relief, or other equitable remedies, and (iii) the exercise of judicial discretion in appropriate cases.

The undersigned is licensed to practice law in the State of Alabama. We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and the opinions are limited by, and reference is made to, the laws of the State of Alabama and the United States of America as of the date hereof. This opinion may also be relied upon by King & Spalding LLP for the purpose of rendering its opinion related to the Registration Statement.

August 13, 2010

We assume no obligation to update, revise or supplement this opinion to reflect any facts or circumstances that may come to our attention or any changes in law that may occur, in each case, subsequent to the effectiveness of the Registration Statement.

Very truly yours,

/s/ Page, Scrantom, Sprouse, Tucker & Ford, P.C.